THIRD AMENDMENT
                                       TO
                                CREDIT AGREEMENT


     THIS THIRD AMENDMENT TO CREDIT AGREEMENT (this "Amendment") is made effective for all purposes as of the 1st day of May, 1995, by and between Bank of America Texas, N.A. (the "Bank") and FFP Operating Partners, L.P., a Delaware limited partnership (the "Borrower").

                                  REFERENCES:

     Reference is made to the Credit Agreement (as amended, the "Credit Agreement") dated as of February 25, 1994 by and between Bank and Borrower, as amended by that certain First Amendment to Credit Agreement, entered into effective as of March 30, 1994, by and between the Bank and the Borrower, as further amended by that certain Second Amendment to Credit Agreement, entered into effective as of August 31, 1994, by and between the Bank and the Borrower.


                                   RECITALS:

     Borrower has requested that the Bank amend certain of the covenants of the Credit Agreement; specifically,

     (1) to provide for a $2,000,000 prepayment on the Term Commitment and to re-amortize and extend the Term Commitment from December 31, 1999 to March 31, 2001;

     (2) to amend the covenant pertaining to the debt coverage ratio;

     (3) to extend the maturity of the Revolving Commitment from April 30, 1996 to April 30, 1997;

     (4) to discontinue the Borrowing Base restrictions pertaining to the Revolving Commitment; and

     (5) to reduce the interest rates available on the Term Commitment from (a) either the Reference Rate plus one-half percentage point or the Offshore Rate plus two and one-quarter (2.25) percentage points, to (b) either the Reference Rate or the Offshore Rate plus two (2.0) percentage points.

     Subject to the terms and conditions set forth below, Bank has agreed to amend the Credit Agreement.


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                                  AGREEMENTS:

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                   ARTICLE I
                                  Definitions

     1.1 Capitalized terms used in this Amendment are defined in the Credit Agreement, as amended hereby, unless otherwise stated.

                                   ARTICLE II
                                   Amendments

     2.1 Line of Credit Amount. Section 2.1(a) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

     (a) During the Availability Period described below, the Bank will provide a line of credit to the Borrower for the purposes of supporting future growth in accounts receivable and inventory, along with providing intra-month fuel tax remittance support. The amount of the line of credit (the "Revolving Commitment") is equal to Ten Million Dollars ($10,000,000.00).


     2.2 Availability Period. The first sentence of Section 2.2, Availability Period, of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

     Subject to the terms and conditions of this Agreement (including without limitation, Section 10.12) the line of credit is available during the period (the "Availability Period") beginning on the date of this Agreement and ending April 30, 1997 (the "Expiration Date") unless the Borrower is in default.


     2.3 Term Loan Amount. Section 3.1, Loan Amount, of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

     3.1 Loan Amount. The Bank agrees to provide a term loan to the Borrower in the amount of Seven Million Five Hundred Thousand Dollars ($7,500,000.00) (the "Term Commitment").

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     2.4 Term Loan Interest  Rate.  The first  sentence of Section 3.3(a) of the
Credit Agreement is hereby amended and restated to read in its entirety as follows:

     (a) Unless the Borrower elects an optional interest rate as described below, the interest rate is the lesser of (1) the Maximum Rate, or (2) the rate (the "Term Loan Basic Rate") that is equal to the Reference Rate.


     2.5 Term Loan Repayment Terms. Section 3.4, Repayment Terms, of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

     (a) The Borrower will pay all accrued but unpaid interest on June 30, 1995 and then quarterly thereafter (i.e., March 31, June 30, September 30 and December 31) and upon payment in full of the principal of the loan.

     (b) The Borrower will repay principal in successive quarterly installments of Three Hundred Twelve Thousand Five Hundred Dollars ($312,500.00) starting June 30, 1995, and then quarterly thereafter (i.e., March 31, June 30, September 30 and December 31). On March 31, 2001, the Borrower will repay the remaining principal balance plus any interest then due.


     2.6 Offshore Interest Rate. Section 3.6, Offshore Rate, of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

     3.6 Offshore Rate. The Borrower may elect to have all or portions of the principal balance of the Term Commitment bear interest at the rate equal to lesser of (a) the Maximum Rate, or (b) the Offshore Rate plus two (2.0) percentage points.


     2.7 Conversion to Fixed Rate. The last sentence of Section 4.1 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

     Subject to the provisions of Section 4.6, upon the expiration of any interest period then in effect and pertaining to the Offshore Rate under the Term Commitment, the Borrower may select an interest period for the Offshore Rate under the Term Commitment having an expiration date that is the same as the stated maturity date of the Term Commitment (i.e., March 31, 2001).



THIRD AMENDMENT--Page 3
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     2.8  Direct  Debit  (Pre-Billing).  Section  7.4 of the  Credit  Agreement,
pertaining to direct debit of Borrower's deposit account, is hereby deleted in its entirety.


     2.9 Compliance Certificates. Section 10.2(c) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

     (c) Within fifty (50) days of the quarter's end, a compliance certificate, in the form attached hereto as Exhibit H, signed by the general partner of the Borrower.


     2.10 Borrowing Base Certificates. Section 10.2(d) of the Credit Agreement, pertaining to monthly submissions of borrowing base certificates, is hereby deleted in its entirety.


     2.11 Distributions. Section 10.6, Distributions, of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

     10.6 Distributions. Without the Bank's prior, written consent, not to declare or pay any distributions in respect of any of its partnership interests, except in an amount in each fiscal year up to the lesser of (a) one hundred percent (100%) of the consolidated net income of Borrower, its parent, their subsidiaries and affiliates, for such fiscal year, or (b) such amount as allows the Borrower to satisfy, after giving effect to such distributions, the debt coverage ratio as set forth in Section 11.4.


     2.12 Out of Debt Period. Section 10.12, Out of Debt Period, of the Credit Agreement is hereby amended and restated to read as follows:

     10.12 Out of Debt Period. To repay any advances in full, and not to draw any additional advances on its revolving line of credit, for a period of at least seven (7) consecutive days in each calendar quarter. For the purposes of this paragraph, "advances" does not include undrawn amounts of outstanding letters of credit.


     2.13 Debt Coverage Ratio. Section 11.4, Cash Flow Ratio, of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

     11.4 Debt Coverage Ratio. To maintain on a

THIRD AMENDMENT--Page 4
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consolidated basis a debt coverage ratio of at least 1.10 : 1.0.

     "Debt coverage ratio" means the ratio of (1) cash flow to (2) the sum of the current portion of long term debt owing to all creditors of the Borrower, its parents, subsidiaries and affiliates, plus capital expenditures of the Borrower its parents, subsidiaries and affiliates. This ratio will be calculated at the end of each fiscal quarter, using the results of that quarter and each of the 3 immediately preceding quarters.

     "Cash flow" is defined as net income from operations, after taxes, plus depreciation, amortization and other non-cash charges, less cash distributions made in accordance with Section 10.6.


     2.14 Guarantors. Exhibit A to the Credit Agreement is hereby replaced and restated to read in its entirety as set forth in Exhibit A-3 attached to this Amendment.


                                  ARTICLE III
                                   Conditions

     3.1 Conditions to Amendment. The effectiveness of this Amendment is conditioned upon and subject to the satisfaction of the following requirements:

     (a) The Borrower shall have made a prepayment on the Term Commitment in an amount of Two Million Dollars ($2,000,000);

     (b) The Guarantors shall have consented to this Amendment and ratified their Guaranties;

     (c) The Borrower shall have executed and delivered to Lender a Renewal Term Note and a Renewal Master (Revolving Credit) Note;

     (d) The Borrower shall have paid a term loan fee in the amount of Seventy-Five Thousand Dollars ($75,000.00);

     (e) The Borrower shall have paid an amendment fee in the amount of Two Thousand Dollars ($2,000.00);

     (f) The Borrower shall have paid interest on the Term Commitment current through the date of this Amendment; and


THIRD AMENDMENT--Page 5
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     (g) The  Borrower  shall have paid  interest  on the  Revolving  Commitment current through the date of this Amendment.

     3.2 Condition Subsequent. As a condition subsequent to the effectiveness of this Amendment the Bank agrees to deliver to the Borrower, within fourteen (14) days of Borrower's satisfaction of the conditions stated in Section 3.1 above, the originals of the following:

     (a) that certain Reference Rate Related Note, dated February 25, 1994, in the original principal amount of $12,000,000.00, executed by Borrower, payable to the order of Bank; and

     (b) that certain Master Note, dated February 25, 1994, in the original principal amount of $10,000,000.00, executed by Borrower, payable to the order of Bank.


                                   ARTICLE IV
                                   No Waiver

     4.1 Except as otherwise specifically provided for in this Amendment, nothing contained herein shall be construed as a waiver by the Bank of any covenant or provision of this Amendment, or of any other contract or instrument between Borrower and the Bank; and the Bank's failure at any time or times hereafter to require strict performance by Borrower of any provision thereof shall not waive, affect or diminish any right of the Bank to thereafter demand strict compliance therewith. The Bank hereby reserves all rights granted under the Credit Agreement, as amended, and any other contract or instrument between Borrower and the Bank.


                                   ARTICLE V
                 Ratifications, Representations and Warranties

     5.1 Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Credit Agreement, and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Credit Agreement are ratified and confirmed and shall continue in full force and effect. Borrower and the Bank agree that the Credit Agreement, as amended hereby, shall continue to be legal, valid, binding and enforceable in accordance with its terms.

     5.2 Representations and Warranties of Borrower. Borrower hereby represents and warrants to the Bank that (a) the execution, delivery and performance of this Amendment have been

THIRD AMENDMENT--Page 6
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authorized by all requisite  partnership action on the part of Borrower and will not violate the partnership agreement or certificate of limited partnership of Borrower; and (b) Borrower is in full compliance with all covenants and agreements contained in the Credit Agreement, as amended hereby.


                                   ARTICLE VI
                            Miscellaneous Provisions

     6.1 Amendment Fee. In consideration of the Bank agreeing to amend the terms of the Agreement, as set forth above, the Borrower will pay the Bank a Two Thousand Dollar ($2,000) fee for such amendment, as provided by Section 5.1(d) of the Credit Agreement and by Section 3.1(e) of this Amendment.

     6.2 Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

     6.3 Binding Effect. This Amendment shall be binding upon Borrower and the Bank and their respective successors and assigns.

     6.4 Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

     6.5 Effect of Waiver. No consent or waiver, express or implied, by the Bank to or for any breach of or deviation from any covenant or condition by Borrower shall be deemed a consent to or waiver of any other breach of the same or any other covenant, condition or duty.

     6.6 Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

     6.7 Applicable Law. THIS AMENDMENT AND ALL OTHER AGREEMENTS EXECUTED PURSUANT HERETO SHALL BE DEEMED TO HAVE BEEN MADE AND TO BE PERFORMABLE IN AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

     6.8 Final Agreement. THE CREDIT AGREEMENT, AS AMENDED HEREBY, REPRESENTS THE ENTIRE EXPRESSION OF THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF ON THE DATE THIS AMENDMENT IS EXECUTED. THE CREDIT AGREEMENT, AS AMENDED HEREBY, MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR

THIRD AMENDMENT--Page 7
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SUBSEQUENT  ORAL  AGREEMENTS  OF THE PARTIES.  THERE ARE NO UNWRITTEN  ORAL
AGREEMENTS BETWEEN THE PARTIES. NO MODIFICATION, RESCISSION, WAIVER, RELEASE OR AMENDMENT OF ANY PROVISION OF THIS AMENDMENT SHALL BE MADE, EXCEPT BY A WRITTEN AGREEMENT SIGNED BY BORROWER AND THE BANK.

     This Agreement is executed as of the date stated at the top of the first page.


Bank of America Texas, N.A.                 FFP Operating Partners, L.P.

                                            By:  FFP Partners Management
                                                 Company, Inc., General Partner


By: /s/Donald P. Hellman                         By: /s/Steven B. Hawkins
   Donald P. Hellman                                Steven B. Hawkins
   Vice President                                    Vice President-Finance








Exhibit:

A-3  -  Guarantors


THIRD AMENDMENT--Page 8